UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2010
Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-52082 (Commission File Number)	41-1698056 (IRS Employer Identification No.)
651 Campus Drive
St. Paul, Minnesota 55112-3495
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
Cardiovascular Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders on November 18, 2010. Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.
1.	A proposal to elect as Class II directors to hold office until the Fiscal 2013 Annual Meeting of Stockholders, the following three nominees to serve on the Board of Directors of the Company:

Class II Director’s Name	Votes For	Votes Withheld
Brent G. Blackey	5,858,233	142,089
John H. Friedman	5,667,811	332,511
Leslie L. Trigg	5,833,231	167,091
2.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2011.

For	Against	Abstentions
11,309,782	67,162	134
Pursuant to the foregoing votes, Messrs. Blackey and Friedman and Ms. Trigg were elected to serve as Class II directors and PricewaterhouseCoopers LLP was ratified as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2011.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 23, 2010

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer